As filed with the Securities and Exchange Commission on May 2, 1997

                                           Registration Statement No. 333-21787
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT

                                      Under
                           THE SECURITIES ACT OF 1933
                                ---------------

                          BEACON PROPERTIES CORPORATION
             (Exact name of registrant as specified in its charter)

                         Maryland                   04-3224258
             (State or other jurisdiction of     (I.R.S. Employer
              incorporation or organization)    Identification No.)


                                 50 Rowes Wharf
                           Boston, Massachusetts 02110
                                 (617) 330-1400
         (Address and Telephone Number of Principal Executive Offices)

                                Alan M. Leventhal
                      President and Chief Executive Officer
                                       and
                              William A. Bonn, Esq.
                                 General Counsel
                          Beacon Properties Corporation
                                 50 Rowes Wharf
                           Boston, Massachusetts 02110
                                 (617) 330-1400
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                ---------------
                                    copy to:
                             Gilbert G. Menna, P.C.
                            Kathryn I. Murtagh, Esq.
                           Goodwin, Procter & Hoar LLP
                        Exchange Place, Boston, MA 02109
                                 (617) 570-1433
                                ---------------


     Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective, as determined by the Unitholders.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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


                                Explanatory Note

     Beacon Properties Corporation (the "Company") is filing this Post-Effective Amendment No. 1 to its registration statement on Form S-3 (File No. 333-21787) (the "Registration Statement") to remove from registration 585,750 of the 1,125,809 shares of common stock, $.01 par value (the "Common Stock"), registered on the Registration Statement. As a result of this Post-Effective Amendment No. 1, the Registration Statement relates to 540,059 shares of
Common Stock.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on this 2nd day of May, 1997.

                                        BEACON PROPERTIES CORPORATION

                                        By: /s/ Alan M. Leventhal
                                            --------------------------
                                        Alan M. Leventhal
                                        President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

        Signature               Capacity                               Date
----------------------------   ------------------------------------   -------------
  /s/ Alan M. Leventhal         President, Chief Executive
-------------------------       Officer and Director
    Alan M. Leventhal           (Principal Executive
                                Officer)                               May 2, 1997

            *                   Chairman of the Board
-------------------------       of Directors
     Edwin N. Sidman                                                   May 2, 1997

   /s/ Lionel P. Fortin         Executive Vice President,
-------------------------       Chief Operating Officer and
     Lionel P. Fortin           Director                               May 2, 1997

            *                   Senior Vice President and
-------------------------       Chief Financial Officer
   Robert J. Perriello          (Principal Financial Officer
                                and Principal Accounting Officer)      May 2, 1997

            *                   Director
-------------------------
 Norman B. Leventhal                                                   May 2, 1997

            *                   Director
-------------------------
 Dale F. Frey                                                          May 2, 1997

                                Director
-------------------------
 Graham O. Harrison

            *                   Director
-------------------------
 William F. McCall, Jr.                                                May 2, 1997

            *                   Director
-------------------------
 Steven Shulman                                                        May 2, 1997

            *                   Director
-------------------------
 Scott M. Sperling                                                     May 2, 1997

 By: /s/ Alan M. Leventhal
-------------------------
    Alan M. Leventhal
    Attorney-in-Fact



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